QUEST
                              Resource Corporation
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News Release
For Immediate Release

Company Contact:
David E. Grose, Chief Financial Officer
Phone: (405) 488-1304, X 23
Website: www.qrcp.net
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      Quest Resource Corporation Announces 58% increase in proved reserves.

OKLAHOMA CITY - (Business Wire) - July 19, 2006 - Quest Resource Corporation (NASDAQ GM: QRCP), today announced that its total proved gas reserves as of June 30, 2006 were 213.2 Bcf, a 78.7 Bcf, or 58% increase, over 2005 year-end proved reserves of 134.5 Bcf. Also, as of June 30, 2006, Quest had 378.6 Bcf of total 3P gas reserves, a 79.6 Bcf, or 26% increase over 2005 year-end total 3P reserves of 299.0 Bcf. Previously, Quest had announced it had proved gas reserves of 187.6 Bcf as of April 1, 2006. The company's growth in proved and 3P gas reserves is attributable to its development activities during the first half of 2006. For the first six months of 2006, Quest has drilled 372 wells, connected 329 wells to its gathering system, recompleted 83 wells as multi-seam producers and installed 267 miles of gathering lines. Quest has realized a 100% success rate with respect to its developmental drilling to date in 2006. Also during the first six months of 2006, Quest leased an additional 46,279 acres of land in the Cherokee Basin, adding approximately 289 developmental drilling locations to its inventory. Finally, as of July 1, 2006, Quest's gross daily rate of production was 46 mmcf per day, a 20% increase over the gross production exit rate for 2005.

Commenting on Quest's mid-year 2006 reserve position, Chairman and CEO Jerry Cash stated, "We are extremely pleased with the growth in our reserve position during 2006. These results validate the potential of the growth plan we established in the wake of our recapitalization which was completed in November of 2005. Through the hard work of Quest's technical and operational teams, we have been able to attain levels of drilling activity that have exceeded our initial forecasts. We remain confident that we will have the capability and financial flexibility to drill at least 700 wells during 2006." Commenting further on Quest's results year-to-date, Mr. Cash stated, "Our ability to add proved reserves from quarter to quarter will enhance Quest's ability to service the additional debt we have recently taken on in support of our accelerated growth plan. " Mr. Cash concluded his comments on Quest's progress to date in 2006 by saying, "We are optimistic about the outlook for Quest and look forward to meeting or exceeding all the goals we established for 2006 in the second half of the year."

About Quest Resources Corporation
---------------------------------

Quest Resource, based in Oklahoma City, is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. The Company is a fully integrated E&P company, operating more than 1,300 coal bed methane wells which produce into its own 1,300-plus mile gathering and transportation pipeline system, and uses its own fleet of completion equipment to support its aggressive drilling program. , Quest currently has more than 1,700 locations in its drilling inventory. For more information, visit the Quest Resource's website at www.qrcp.net.

Cautionary Note to U.S. Investors
---------------------------------

The United States Securities and Exchange Commission ("SEC") permits oil and natural gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual


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                                      QUEST
                              Resource Corporation
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production  or  conclusive  formation  tests  to  be  economically  and  legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "3P reserves," which the SEC guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K, File No. 0-17371, available from us at 9520 N. May, Suite 300, Oklahoma City, Oklahoma 73120. You can also obtain this form from the SEC by calling 1.800.SEC.0330.

Forward-Looking Statements
--------------------------

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the Company's anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's filings with the Securities and Exchange Commission. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.

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